Exhibit 99.1

Pitney Bowes Files Preliminary Proxy Statement and Announces Board Changes

Darrell Thomas and Steve Brill Appointed to Board

Directors Michael I. Roth, S. Douglas Hutcheson, and David L. Shedlarz to Not Stand for Re-election at 2023 Annual Meeting

Board of Directors Supports the Election of Hestia Capital Nominee Katie May as Director

Robert M. Dutkowsky to Become Non-Executive Chairman

Company Issues Letter to Stockholders

STAMFORD, Conn., March 2, 2023 – Pitney Bowes (NYSE:PBI), a global shipping and mailing company that provides technology, logistics, and financial services, today announced that it has filed its preliminary proxy materials with the Securities and Exchange Commission (“SEC”) in connection with its upcoming 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”). The preliminary proxy statement is available on the Investor Relations section of the Company’s website at https://www.investorrelations.pitneybowes.com.

The Board of Directors has appointed Darrell Thomas, former Treasurer and interim CFO at Harley Davidson, and Steve Brill, retired President of Corporate Strategy at United Parcel Service (“UPS”), as independent directors of the Board, effective immediately. Directors Michael I. Roth, S. Douglas Hutcheson, and David L. Shedlarz will not stand for re-election at the Company’s 2023 Annual Meeting. With the foregoing changes, there will be eight current directors seeking re-election at the 2023 Annual Meeting. The Board will also recommend that stockholders vote for the election of Katie May, who has been nominated by a stockholder, Hestia Capital Partners, LP (“Hestia”), to the Board. Following the 2023 Annual Meeting, the size of the Board will revert to nine directors.

Michael Roth has also decided to step down from the Chairmanship, effective immediately, rather than at the end of his term as director, in light of the limited time between now and the end of his term and because he believes the incoming Non-Executive Chairman should lead discussions on future Board leadership in support of the Company’s next phase of transformation. Accordingly, the Board has elected director Robert M. Dutkowsky to the role of Non-Executive Chairman, effective immediately. The Company greatly appreciates the support and leadership Messrs. Roth, Hutcheson, and Shedlarz have provided during the significant transformation the Company has undergone in recent years.

The Pitney Bowes Board also issued a letter to stockholders today. The full text of the letter follows:

Dear Fellow Stockholder,

We want to inform you that today we announced important changes to our Board of Directors and filed our preliminary proxy materials with the Securities and Exchange Commission (“SEC”) in connection with our 2023 Annual Meeting of Stockholders.

In connection with the filing of the preliminary proxy materials, the Board disclosed its slate of director candidates for the 2023 Annual Meeting, including two new independent directors, Darrell Thomas and Steve Brill, who have been appointed to the Board, effective immediately. Directors Michael I. Roth, S. Douglas Hutcheson, and David L. Shedlarz will not stand for re-election at the Company’s 2023 Annual Meeting. Michael Roth has also decided to step down from the Chairmanship now, rather than at the end of his term as director, in light of the limited time between now and the end of his term and because he believes the incoming Non-Executive Chairman should lead discussions on future Board leadership in support of the Company’s next phase of transformation. Accordingly, the Board has elected Robert M. Dutkowsky to assume the role of Non-Executive Chairman, effective immediately.

We are excited to welcome Darrell and Steve to our Board – both possess deep leadership experience and relevant expertise, which will be of tremendous value to our Board and management team.

We also want to sincerely thank Michael, Doug, and David for their leadership, service, and many contributions over the years. They have been instrumental in helping lead and support Pitney Bowes’ strategic transformation into a company whose foundation is now primed for sustainable, profitable growth, and stockholder value creation. Through their efforts, and the efforts of our Board, CEO, and management team, we have positioned the Company for long-term success by optimizing our portfolio, which is now comprised of an appropriate mix of steady revenue and high-growth businesses.

In addition, Pitney Bowes has become more financially flexible as we have significantly reduced our debt, paying down $1.7 billion over the last nine years. At the same time, we have also returned $1.5 billion in capital to stockholders in the form of dividends and share repurchases, while also actively investing $2.6 billion in our businesses. We took these actions with a singular focus on long-term stockholder value creation.

Darrell Thomas brings a wealth of valuable experience to the Board, particularly in finance and treasury. He most recently served as Vice President and Treasurer for Harley-Davidson, Inc., having previously held several senior finance positions including interim CFO for Harley-Davidson. Like Pitney Bowes, Harley-Davidson owns an Industrial Loan Corporation, and we look forward to leveraging Darrell’s experience in this regard and applying it to our own Pitney Bowes Bank. Prior to Harley-Davidson, Darrell served as Vice President and Assistant Treasurer of PepsiCo. Before that, Darrell spent nearly two decades working in banking with Commerzbank Securities, Swiss Re New Markets, ABN Amro Bank, and Citicorp/Citibank, where he held various capital markets and corporate finance roles. Darrell also has significant board experience; he currently serves on the boards of British American Tobacco, Dorman Products, Scotia Holdings (US), and Sojourner Family Peace Center.

Steve Brill has a long career working in logistics, operations, marketing, sales, and strategy, establishing him as an industry expert. Steve retired from UPS in 2020 after 33 years, where he last served as the President Corporate Strategy, working on the long-term direction of the enterprise to drive sustainable profitable growth. This role included developing strategic imperatives as well as organic and M&A strategies across global markets, business units, and verticals. With over 33 years’ experience in logistics and ecommerce, Steve served in a variety of transformational leadership roles at UPS. Steve has served as a strategic advisor for the past two years, building upon his extensive experience in freight and logistics services. He brings to the Board a deep expertise in the nuances of the shipping industry, with a focus on the rise of global ecommerce and cross-border operations.

By virtue of the retirement of Michael, Doug, and David, and additions of Darrell and Steve, we have left open one vacant seat on the Board. We believe that Hestia nominee Katie May would make an excellent addition to the Pitney Bowes Board and recommend that stockholders vote FOR her election as director at the 2023 Annual Meeting.

Katie May most recently served as Chief Executive Officer of ecommerce SaaS company, ShippingEasy.com, before being acquired by Stamps.com. Prior to ShippingEasy, Katie founded Kidspot.com.au, where she served as Chief Executive Officer and Executive Director from 2005-2011 until its sale to News Corp. Katie also served as Chief Marketing Officer of SEEK.com.au. Earlier in her career, Katie served in several marketing and financial roles at Arthur Anderson, Philip Morris, and Booz & Company.

These changes reflect the Company’s ongoing commitment to ensuring we have a strong, engaged, and diverse set of directors, with a balanced mix of experience, skills, leadership expertise, and fresh, new perspectives to execute the Company’s strategy and enhance value for stockholders. The changes announced today are in line with the significant refreshment we have undertaken before today, which included the departure of five longer tenured directors and the addition of three new directors since 2018.

The Pitney Bowes Board continues to engage in good faith with Hestia, and is disappointed with the lack of resolution.

As you know, Pitney Bowes engages in open and regular communication with stockholders and welcomes constructive input on how to enhance long-term stockholder value. To that end, we have been in regular communication with Hestia Capital since 2021. However, despite our best efforts to find a reasonable path forward, and over the course of our extensive engagement, we have found that Hestia has continuously changed its views on the company and its proposals to resolve our disagreements.

As set forth in more detail in the background section of the proxy statement, it appears to us that Hestia has not engaged in good faith in our discussions and has made numerous pivots which have impeded an amicable resolution. Pitney Bowes has made every effort to work amicably with Hestia for the benefit of all stockholders and to avoid a disruptive and unnecessary proxy fight, including by offering the appointment of three new independent directors and the departure of at least two incumbent directors. However, Hestia has been unwilling to accept any proposal and most recently has insisted on the departure of our CEO and the appointment of three of its own nominees to our Board. This latest demand represented a significant departure from all of Hestia’s prior demands, suggesting that Hestia has never been sincere about trying to resolve this matter short of a distracting proxy fight. Further, it is recommending a slate of nominees, some of whose business experience appears to be adverse either to us or our key partners, some who are not additive, and/or other still who appear to lack the necessary skills to oversee execution of our long-term strategy. As always, the Board remains open to constructive dialogue with the goal of enhancing value for all stockholders and we will continue to act in their best interests.

Pitney Bowes stockholders will receive a proxy statement and accompanying GOLD proxy card from the Board in the coming weeks. Please disregard any materials and accompanying white proxy card sent to you by Hestia.

Stockholders who have any questions or need assistance voting may contact the Company’s proxy solicitor, Morrow Sodali LLC, toll-free at 1 (800) 662-5200.

Thank you for your continued support of Pitney Bowes.

Sincerely,

The Pitney Bowes Board of Directors

J.P. Morgan Securities LLC is acting as financial advisor to Pitney Bowes. Sidley Austin LLP and Cravath, Swaine & Moore LLP are serving as legal counsel to Pitney Bowes.

About Pitney Bowes

Pitney Bowes (NYSE:PBI) is a global shipping and mailing company that provides technology, logistics, and financial services to more than 90 percent of the Fortune 500. Small business, retail, enterprise, and government clients around the world rely on Pitney Bowes to remove the complexity of sending mail and parcels. For the latest news, corporate announcements and financial results visit https://www.pitneybowes.com/us/newsroom.html. For additional information visit Pitney Bowes at www.pitneybowes.com.

Forward-Looking Statements

This document contains “forward-looking statements” about the Company’s expected or potential future business and financial performance. Forward-looking statements include, but are not limited to, statements about future revenue and earnings guidance and future events or conditions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially from those projected. In particular, we continue to navigate the impacts of the Covid-19 pandemic (Covid-19) as well as the risk of a global recession, and the effects that they may have on our and our clients’ business. Other factors which could cause future financial performance to differ materially from expectations, and which may also be exacerbated by Covid-19 or the risk of a global recession or a negative change in the economy, include, without limitation, declining physical mail volumes; changes in postal regulations or the operations and financial health of posts in the U.S. or other major markets or changes to the broader postal or shipping markets; the loss of, or significant changes to, United States Postal Service (USPS) commercial programs, or our contractual relationships with the USPS or USPS’s performance under those contracts; our ability to continue to grow and manage volumes, gain additional economies of scale and improve profitability within our Global Ecommerce segment; changes in labor and transportation availability and costs; and other factors as more fully outlined in the Company’s 2022 Form 10-K Annual Report and other reports filed with the Securities and Exchange Commission. Pitney Bowes assumes no obligation to update any forward-looking statements contained in this document as a result of new information, events or developments.

Important Additional Information and Where to Find It

In connection with the forthcoming solicitation of proxies from stockholders in respect of Pitney Bowes’s 2023 annual meeting of stockholders, Pitney Bowes intends to file with the U.S. Securities and Exchange Commission (the “SEC”) a proxy statement on Schedule 14A (the “proxy statement”), a form of GOLD proxy card and other relevant information. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS, INCLUDING PITNEY BOWES’S PROXY STATEMENT AND ANY AMENDMENTS AND SUPPLEMENTS THERETO, FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN, OR WILL CONTAIN, IMPORTANT INFORMATION. Stockholders may obtain free copies of the proxy statement and other relevant documents on Pitney Bowes’s website at www.pitneybowes.com or from the SEC’s website at www.sec.gov.

Certain Information Regarding Participants to the Solicitation

Pitney Bowes, its directors and certain of its executive officers are participants in the solicitation of proxies from stockholders in respect of Pitney Bowes’s 2023 annual meeting of stockholders. Information regarding the direct and indirect interests, by security holdings or otherwise, of the directors and executive officers of Pitney Bowes is contained in the Company’s proxy statement for its 2022 annual meeting of stockholders, filed with the SEC on March 18, 2022, the Company’s Annual report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 17, 2023, and in the Company’s Current Reports on Form 8-K filed with the SEC from time to time. Changes in the direct or indirect interests of the Company’s directors and executive officers are set forth in Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge as described above. Updated information regarding the identities of participants and their respective direct or indirect interests in the Company, by security holdings or otherwise, will be included in Pitney Bowes’s proxy statement and other relevant documents filed with the SEC in connection with Pitney Bowes’s 2023 annual meeting of stockholders, if and when they become available.

Contacts

Editorial -

Bill Hughes

Chief Communications Officer

203.351.6785

Financial -

Ned Zachar, CFA

VP, Investor Relations

203.614.1092

Alex Brown

Senior Manager, Investor Relations

203.351.7639